EXHIBIT 21
                    LIST OF SUBSIDIARIES
        SUBSIDIARIES OF THE PERKIN-ELMER CORPORATION




                                                         State or Jurisdiction
   Name                                                   of Incorporation
 Organization

PKN Overseas Corporation                                  (New York, USA)
        Perkin-Elmer (UK) Limited                         (UK)
               Perkin-Elmer (UK) Pension Trustees Limited (UK)
               Perkin-Elmer Limited                       (UK)
               Applied Biosystems Ltd.                    (UK)
               Spartan Ltd.                               (Channel Isles)
        Perkin-Elmer Pty Limited                          (Australia)
        Perkin-Elmer (Canada) Ltd.                        (Canada)
               Perkin-Elmer Sciex *                       (Canada)
        Photovac International, Incorporated              (New York)
        Photovac Europa AS                                (Denmark)
        Perkin-Elmer Taiwan Corporation                   (Delaware,USA)
        Perkin-Elmer (Thailand) Limited                   (Thailand)
        Perkin-Elmer AG                                   (Switzerland)
        Perkin-Elmer Japan Co. Ltd.                       (Japan)
        Perkin-Elmer SA                                   (France)
        Perkin-Elmer (Sweden) AB                          (Sweden)
               Perkin-Elmer AB                            (Sweden)
               Perkin-Elmer OY                            (Finland)
        Perkin-Elmer Nederland BV                         (The Netherlands)
               Applied Biosystems, BV                     (The Netherlands)
               Perkin-Elmer Belgium NV                    (Belgium)
               Perkin-Elmer Sro                           (Czech Republic)
               Perkin-Elmer Hungaria Kft                  (Hungary)
               Perkin-Elmer Polska Spolka zoo             (Poland)
       Spartan Ltd. +                                     (Channel Isles)
               Listronagh Company                         (Ireland)
       Perkin-Elmer Instruments Asia Pte. Ltd.            (Singapore)
               Perkin-Elmer Instruments Pte. Ltd.         (Malaysia)
       Perkin-Elmer Holding GmbH                          (Germany)
               Bodenseewerk Perkin-Elmer GmbH             (Germany)
               Perkin-Elmer GmbH                          (Austria)


Note: Persons directly owned by subsidiaries of The Perkin-
Elmer Corporation are indented and listed below their immediate parent.

*  50% ownership
+ 49% ownership

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    SUBSIDIARIES OF THE PERKIN-ELMER CORPORATION (cont'd)

PKN Overseas Corporation
               Perkin-Elmer Italia SpA                    (Italy)
               Perkin-Elmer Hong Kong, Ltd.               (Hong Kong)
               Perkin-Elmer Analytical and Biochemical
               Instruments (Beijing) Co., Ltd.            (China)
Perkin-Elmer International, Inc.                          (Delaware, USA)
               Analitica de Centroamerica, S.A.           (Costa Rica)
               Perkin-Elmer Industria e Comercio Ltda.    (Brazil)
Perkin-Elmer Korea Corporation                            (Delaware, USA)
Perkin-Elmer de Mexico SA                                 (Mexico)
Perkin-Elmer Overseas Ltd.                                (Cayman Islands)
PECO Insurance Company Limited                            (Bermuda)
Perkin-Elmer Caribbean Corporation                        (Delaware, USA)
Perkin-Elmer China, Inc.                                  (Delaware, USA)
Perkin-Elmer FSC, Inc.                                    (U.S.Virgin Islands)
Perkin-Elmer Hispania  SA                                 (Spain)
Hitachi Perkin-Elmer, Ltd. +                              (Japan)



+49% ownership